EXHIBIT 32.1

Certification Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: November 14, 2016

I, Jeffrey A. Quiram, Chief Executive Officer of Superconductor Technologies Inc., hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies Inc. for the period ended October 1, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the date first written above.

/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
President and Chief Executive Officer